UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 27, 2020, the stockholders of Intra-Cellular Therapies, Inc. (the “Company”, “we” or “our”) approved an amendment and restatement of the Company’s 2018 Equity Incentive Plan (the “Amended 2018 Plan”) that includes the following material changes:

•	The aggregate number of shares of our common stock that may be issued under the Amended 2018 Plan is increased by 6,500,000 shares, subject to adjustment for certain changes in our capitalization.

•	The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the Amended 2018 Plan is increased by 13,000,000 shares, subject to adjustment for certain changes in our capitalization.

•	The Company’s 2018 Equity Incentive Plan provides that if a corporate transaction occurs and the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the Company’s 2018 Equity Incentive Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the corporate transaction, the vesting of such awards will be accelerated in full to a date prior to the corporate transaction (contingent upon the closing or completion of the corporate transaction). The Amended 2018 Plan retains such provision, but specifies that for purposes of such acceleration, with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance.

A detailed summary of the material features of the Amended 2018 Plan is set forth in the Company’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 9, 2020. That summary and the foregoing description is qualified in its entirety by reference to the text of the Amended 2018 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 27, 2020, the Company held its 2020 Annual Meeting of Stockholders. Of 66,198,762 shares of common stock issued and outstanding and eligible to vote as of the record date of April 6, 2020, a quorum of 59,136,829 shares, or 89.33% of the eligible shares, was present or represented by proxy.

(b) The following actions were taken at such meeting:

1. The following nominee was reelected to serve on the Company’s Board of Directors as a Class 1 Director until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Lerner, M.D.	46,676,191	4,517,618	7,943,020

2. Approval of the Amended 2018 Plan, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,267,959	2,873,272	52,578	7,943,020

3. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,019,963	93,037	23,829	0

4. On an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,400,532	713,916	79,361	7,943,020

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated 2018 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: May 28, 2020